EXHIBIT 99.1

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EDITED TRANSCRIPT
DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

EVENT DATE/TIME: NOVEMBER 01, 2012 / 05:00PM GMT

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS
 Jeff Tryka Lambert, Edwards & Associates - IR Contact
 Fred Zinn Drew Industries Incorporated - President and CEO
 Joe Giordano Drew Industries Incorporated - CFO and Treasurer
 Jason Lippert Lippert Components and Kinro - President, CEO and Chairman

CONFERENCE CALL PARTICIPANTS
 Daniel Moore CJS Securities - Analyst
 Kathryn Thompson Thompson Research Group - Analyst
 Matthew Dodson Edmunds White Partners - Analyst
 Barry Vogel Barry Vogel & Associates - Analyst
 Barry Kaplan Maple Tree Capital Management - Analyst
 Mark Fife EnTrust Capital Inc. - Analyst
 Ethan Steinberg Friess Associates - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Welcome to the third-quarter 2012 Drew Industries, Incorporated earnings conference call. My name is Chris and I will be your conference moderator for today. Presently, all participants are in a listen-only mode. Later, we will facilitate a question-and-answer session. At that time, (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

And at this time, I would now like to turn the conference over to your presenter for today, Mr. Jeff Tryka. Sir, you may proceed.

Jeff Tryka - Lambert, Edwards & Associates - IR Contact

Thank you, Chris. Good afternoon, everyone, and welcome to Drew Industries 2012 third-quarter conference call. I'm Jeff Tryka with Lambert, Edwards -- Drew's Investor Relations firm. And I'm joined on the call today by members of Drew's management team, including Fred Zinn, President, CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro, and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

I want to make sure to take a few minutes to discuss our third-quarter results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under securities laws. As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases and in our Form 10-K for the year ended 2011, and in our other filings with the SEC.

With that, I would like to turn the call over to Fred Zinn. Fred?

Fred Zinn - Drew Industries Incorporated - President and CEO

Thank you, Jeff, and thank you all for joining us on the call today. I just want to mention that Leigh Abrams, the Chairman of Drew, who's typically on these calls, is stuck in an airport, unfortunately. So he won't be joining us today.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

I also want to thank all of you for your patience with us about the hurricane-related delay in issuing our press release and in holding this conference call. I certainly hope that all of you and your families who were in the path of this Hurricane Sandy came through that ordeal safely and securely. Luckily, our operations and the vast majority of our employees, except a handful here in our New York office, were not significantly impacted by the terrible storm.

Turning to our results, we are delighted with the continuing strength in the demand for our products, especially our RV products, in the RV segment. And we're pleased that we've begun to see improved production efficiencies in our numbers.

Earlier this year, Jason Lippert and his team intensified their efforts to develop and implement action plans to increase efficiencies. And now we've begun to see the results. We still have a way to go. And that's in part because customer demand and, therefore, our production levels, has remained very high.

For the first nine months of 2012, our sales increased an unprecedented $180 million, and they continue to be strong into the fourth quarter. We're also making progress toward improving our production efficiencies, and we're confident that these improvements will continue as we prepare for the 2013 peak selling season.

In the third quarter of 2012, our year-over-year incremental EBIT margin was nearly 10%. And we expect our fourth quarter year-over-year incremental margin to exceed 10%. And that's despite the fact that we'll be incurring some ongoing costs related to our facility reconfiguration and other process improvements that are being implemented. We expect those initiatives to further increase our production efficiencies in 2013 and beyond.

We're also encouraged by the solid industry expansion over the past year in both the RV and manufactured housing industries, and by the optimism that many industry participants continue to express from our customers, to analysts and lenders. We're -- just as importantly, we're pleased with the exceptional gains we've achieved in our content for both towable and motorhome RVs.

Our sales gains in adjacent markets have also kept pace with the high level of growth we've experienced in our core markets. We're growing not only because of industry expansion; we have achieved and continue to expect solid growth in new products and in new markets as well.

On the other hand, we won't see growth unless it's accompanied by solid long-term returns. We're committed to continuing our track record of generating favorable returns on invested capital. And in that regard, Drew's return on equity increased to 12.5% for the 12 months ended September 2012. We're not back to the ROE of more than 15% that we achieved before the recession, but we have made progress and we continue to do so.

Further, through enhanced asset management, we've improved inventory turns and increased our return on assets. Excluding cash balances, which yields are negligible, as you know, our pro forma return on assets was nearly 10% for the 12 months ended September 2012. And that's up from 9% in the year-earlier period. Solid returns on investment lead to strong cash flow and to a healthy balance sheet. And we have maintained a healthy balance sheet and strong cash flow through both the recession and in the early stages of the economic recovery.

Our plans to increase production capacity in response to increased demand have been designed to balance the objectives of continuing growth and increasing returns on equity and on assets. To accomplish both of those objectives, our first priority must be to deliver quality products and provide top-notch service to our customers. That's really what's enabled us to grow and prosper over the years. And we will continue to invest money and people in those capabilities.

At the same time, we will seek to control costs, while maintaining flexibility and production levels and capacity. Drew's long-established policy of using our executive compensation plans to reward both profit growth and return on investment, rather than sales growth, motivates management to optimize our use of assets and avoid excess fixed costs.

In evaluating our performance so far this year, it is noteworthy that our results for the first nine months of 2012 exceeded results for the full year of 2011. Our sales through September 2012 of more than $700 million exceeded full-year 2011 sales by nearly $20 million. Our net income for the nine months was $32.6 million -- $2.5 million more than we achieved in all of 2011. To have achieved those results despite weak economic growth and high unemployment in the US is very gratifying to us.

Because of our strong profits and solid cash flow, we ended the third quarter with $33 million in cash and significant unused credit lines. In that regard, in the coming months, our Board will continue to consider potential uses of the cash, in the context of our continuing needs for growth capital, such as acquisitions and internal growth, and our objective to deliver shareholder value.

In the coming months, we'll continue to update you on our progress towards each of our primary long-term goals, including growth in our core markets, diversification into adjacent markets, and improvements in our production efficiencies and cost structure.

Now, I'll ask Joe to review our results in some more detail.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Thank you, Fred. As Fred noted, our sales in the first nine months of 2012 exceeded the full-year 2011 sales by $20 million as a result of the 34% growth in sales. This strong growth reflects our customers' confidence in us and widespread acceptance of our product offerings.

Knowing that our full-year 2012 sales are sure to surpass our previous sales record, some could think we would relax; but that is not the approach here at Drew.

While we are pleased with our sales growth to date, our goal is to continue to seek new avenues for growth, such as adjacent markets and the aftermarket. We cannot become complacent. And we are working to continue to improve the level of service we provide to our customers. For example, we recently hired a Vice President of Customer Support Services who will oversee our customer service, warranty, and parts departments, as well as work with our aftermarket support team. Further, to support continuing growth, customer service capabilities have been enhanced by increased staffing, additional space, warehouse improvements, and an upgraded phone system. As one of the largest suppliers in the RV industry, our customers expect and deserve the best from us.

We are also realigning the footprint of our facilities to gain efficiencies or add capacity where needed. In particular, our furniture operation has grown significantly over the past few years, and we have added space to meet that rising demand. However, manufacturing at multiple locations naturally limited our production efficiencies. Earlier in 2012, we purchased a facility, which will be used to consolidate most of our furniture operations during the 2012 fourth-quarter. We expect this consolidation to increase our efficiency.

We are implementing lean manufacturing initiatives at one of our facilities, and beginning to see substantial improvements in production efficiencies at that facility. Focusing on the elimination of waste and the training of employees to focus on continuous improvement, is a key element of our plans to further improve efficiencies. And we look forward to introducing these lean manufacturing initiatives to our other facilities over the coming quarters.

We are also adding a second glass tempering operation, which will eliminate the need to outsource tempered glass, which added $800,000 to cost of goods sold in Q3 2012 alone, and more than $1.5 million for the first nine months of 2012. In addition, we are expanding one of our RV chassis facilities to improve efficiencies and add capacity. We regularly review our long-term needs for capacity and personnel, considering economic and industry trends, as well as our strategic plans for growth.

Continued sales growth is another key element of our long-term strategic plan. We believe there are still substantial opportunities for further growth, not only within our core RV and manufactured housing industries, but also in adjacent industries and the aftermarket. Collectively, the total market for our existing products in adjacent industries and the aftermarket is greater than $750 million, of which we currently have a small market share.

Growth in these markets will not be quick or easy, but we believe that our customer-first focus and our successful sales growth strategy of completing acquisitions, introducing new products, and growing market share, will yield positive results in these markets over the coming years, as it has done for us in our RV and manufactured housing markets.

To meet our current and projected capacity needs, as well as improve efficiencies, our capital expenditures for 2012 are currently projected to be $27 million to $28 million. Preliminary estimates for 2013 are that capital expenditures will be approximately $25 million to $30 million, and that 2013 depreciation and amortization will be approximately $24 million.

Just note that certain capital projects, which are included in our 2012 capital expenditure forecast, may not be completed until next year. If delayed, this will not change our overall cash flow, but rather just the timing between years. And additional capital expenditures may also be required, depending upon the extent of the sales growth or other initiatives by the Company.

Our gross margin remained steady in the third quarter of 2012 as compared to the second quarter of 2012, as the benefits gained from lower overtime and less scrap were offset by facility realignment costs and the impact of spreading fixed costs over a seasonally smaller sales base. SG&A as a percent of sales increased from 10.9% in the 2012 second quarter to 11.8% in the 2012 third quarter. Again, this was primarily because of the impact of spreading fixed costs over a seasonally smaller sales base.

Stock-based compensation expense, which is a non-cash charge, was $5 million for the first nine months of 2012, and we anticipate an additional $1 million to $2 million of expense in the fourth quarter of 2012. Drew grants equity awards annually, and we expect there will be an annual award again this November. As always, the price for the award will be the closing price of the stock on the day before the fourth-quarter Board meeting, the date of which is set well in advance. And for 2013, we expect the net income statement impact of all equity awards to be approximately $0.02 to $0.03 per diluted share more than it was in 2012.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Thank you for your time. Now, I'll turn it back to Fred.

Fred Zinn - Drew Industries Incorporated - President and CEO

Okay, thanks, Joe. And Chris, we can open it up for questions now.

QUESTION AND ANSWER

Operator

(Operator Instructions) Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Good afternoon and thank you for taking the questions. (multiple speakers) Given that the various moving parts and comments that you made, with gross margins roughly flat sequentially quarter-to-quarter, would you be willing to give a -- some guidance around the direction for gross margins in Q4, relative to what we saw in Q3?

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, Dan, as you mentioned, there are a lot of moving parts; not only the things that are changing in our business, but the seasonality that we're unsure of. Raw material costs -- a lot of things change. So we really can't and don't give forecasts like that. In general, though, as we said, we are expecting improvements in our incremental margins and in our margins over the coming quarters.

Daniel Moore - CJS Securities - Analyst

Okay. And then, I guess more broadly, up until this quarter, you've been calling out expenses related to unexpected increases in demand for the last couple of quarters. Obviously, you're seeing -- starting to see some of the benefits of increased efficiency.

Is there something more structural that's preventing you from getting back toward the higher incremental operating profit margin goals that you had had in the past? And if not, what's sort of a reasonable timeframe to think about getting back into the maybe mid to high-teens in terms of some incremental operating margins?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, I don't think there's anything structural, really. The only one maybe structural impact that could change those incremental margins is the fact that we're entering new markets. Our growth is depending more heavily on new markets and new products. And, in some cases, we're the new kid on the block, where it's the first time or we're early -- in the early stages of supplying a particular product. We have to sharpen our pencils and make sure we are very competitive and attractive to customers.

So, I do expect that, on that growth, the incremental margins could be slightly less. But over time, structurally, even in those markets, we do see that margins should return to those mid to high-teen levels, and then even a little higher.

I think that, in terms of timing, let's wait and see what happens in the fourth quarter in terms of demand. The demand for our products and our sales have been extremely strong through the third quarter to October, and even into November. So, of course, it does take us a little longer to implement changes in the production processes when we're operating at such a high level.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

But I really do think that -- I understand everybody's questions about the progress we're making in that area; but, really, the more important goals that we have are to make sure that, even from an investor viewpoint, a more important goal is to make sure that we keep customers satisfied. So, we need to understand that some of the costs we have incurred have been to make sure we do that.

We also need to focus on a slightly longer-term goal, that we're making sure that we're ready for the 2013 selling season and beyond. And I'm confident that we're doing everything we can. Jason has got his team extremely motivated, focused on that goal. They're working very hard and they're working very smart to make sure we accomplish it.

So, whether it shows up in the end of November or the end of January, I don't know. But I do believe that as we get into 2013, we're going to see the benefits -- and even way beyond that, we're going to see the benefits of this solid sales growth and the focus on production efficiencies.

Daniel Moore - CJS Securities - Analyst

And Fred, you alluded to my last question, which is, October was extremely strong. What are you seeing so far in November?

Fred Zinn - Drew Industries Incorporated - President and CEO

It looks good. Jason, what do you see in November from customers?

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

Yes. The orders are tracking very similar to what we saw in October, but we're going to lose a couple of days because of vacation. Thanksgiving and Thanksgiving week, sometimes manufacturers take most or all of that week down. So, but -- you know, our customers, the manufacturers are happy about where orders are at. They've got lots of backlog, and it's going to take us to the end of the year, in most cases. So, nobody's slowing down.

Daniel Moore - CJS Securities - Analyst

Very good. I'll jump back in queue. Appreciate it.

Fred Zinn - Drew Industries Incorporated - President and CEO

Great. Thanks, Dan.

Operator

Kathryn Thompson, Thompson Research Group.

Kathryn Thompson - Thompson Research Group - Analyst

Thanks for taking my questions today. Could you comment a little bit on your -- obviously, you talked about gross margins being impacted by just startup costs, or at least trying to adjust production in order to meet increased demand -- which is a high-class problem, I might add. But if you could help us better understand the breakout of what was higher raw materials versus startup costs, versus anything else that we might take into consideration?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, we can give you a little bit of help there. You'll see more detail, obviously, in our 10-Q, where we have to break out some of those costs. But in terms of raw materials, one of the things that has impacted raw materials this year was scrap costs were very high. It's the same -- for the same reason. We've got a lot of new workers, a lot of people trying to force a lot of product through factories. And so, our scrap levels went much higher in the first part of this year and into the second quarter; in the third quarter, they started to come down. So that was a big help.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

I think now -- Jason, you can correct me if I'm wrong -- but I think, basically, for a good number of our products, our raw material costs are in line with our expectations as a percentage of sales. Some are a little high, some are a little low. There's always some adjustment we need to do. But generally, that's -- they're in line now.

Anything you want to add, Jason, on material costs?

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

No, not on material costs.

Fred Zinn - Drew Industries Incorporated - President and CEO

Okay. And in terms of labor costs, we saw a nice decrease in overtime in particular in the third quarter, especially as we move through the third quarter. So, that should continue to benefit us. And overtime hours are way down. Even in a month like October, where it was one of our highest volume months, we had much, much less overtime than we did in a similar month of sales a few months ago.

So, that's where working in the right direction as well. We did incur in the third quarter more cost to implement the changes. So, in the second quarter, there were inefficiencies. In the third quarter, there were some inefficiencies still, and there will be a little bit more. But we're also incurring some costs to consolidate operations into more efficient locations or to change production methods, to implement lean manufacturing, those types of things. So, those are (multiple speakers) --

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

And a lot of those inefficiencies were directly related to the hire of 1300 employees, and all the training and stuff we have to go through there to get where we need to be, where the employees come to work and they do their jobs more efficiently every day, so.

Fred Zinn - Drew Industries Incorporated - President and CEO

I've got to tell you, that's an astounding number every time I hear it -- 1300 new employees. You know, Drew is a modest-sized company. We had -- we used to have 4000 employees; we thought it was a lot. And 5000-plus, it was astounding that we had to hire that many people to keep up with the demand and (multiple speakers) --

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

And really the number was more like -- yes, really, the number was more like 1800. But, you know, to get to 1300, we had to go through that many new hires to get that, you know, level of new employees.

Kathryn Thompson - Thompson Research Group - Analyst

And so, the ramp-down and the decreased overtime somewhat is a function of new employees coming on. Is that correct?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, probably a little bit, but our employee level was high in the summer too -- earlier parts of the summer in the second-quarter too, but they're much more efficient now. First of all, Jason has done a wonderful job of making sure that we become more efficient. And secondly, they're better trained. So, they're more efficient.

Kathryn Thompson - Thompson Research Group - Analyst

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

All right. Also, could you talk a little bit more about what you're seeing from customers in terms of RV product demand? And in the past, you said you're still seeing more of a low to mid type product, but are you -- as the cycle progresses, are you seeing any changes in demand for higher-end type products?

Fred Zinn - Drew Industries Incorporated - President and CEO

So you're talking about both changes in the trends between travel trailers and fifth wheel, and in terms of how full they are of features?

Kathryn Thompson - Thompson Research Group - Analyst

Correct, correct.

Fred Zinn - Drew Industries Incorporated - President and CEO

Okay. Jason, you have your hands on the pulse there in terms of the -- particularly, the features that are being added. Are you seeing any change?

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

Yes, I think that -- yes, it's a lot like the auto industry. There's a lot of gravitation toward new features and bells and whistles that are drawing more demographics of different buyers to the market. And even stuff as simple as color. I mean, you go back three years ago, and there really wasn't any color. And today, I mean there is 20 or 30 different options in color for exteriors. So you're seeing the manufacturers get really creative to drive, I think, attraction to more groups of buyers that maybe haven't been around the product before.

But you know motorhomes, specifically, you talk about the -- that buyer that hasn't been around for the last few years and the motorhome manufacturers have recently, over the last couple of months, seen a dramatic increase in orders. So, to the tune whether -- a couple of the bigger guys are jumping up on the 30% to 50% range in terms of production. So, I think that, all in all, with the ease of financing and some of the other things that have come back that maybe weren't around the last few years, so there's a lot of gravitation toward units with higher level of content and bells and whistles and things like that.

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, and there are the numbers that came out today. Kind of on a broad scale the consumer confidence has been better than it had been. And people are starting to feel a little more comfortable and they're feeling as if they've waited long enough.

Kathryn Thompson - Thompson Research Group - Analyst

Okay, great. Could you also -- final two questions. Could you discuss core demand for manufactured housing product and the environment for acquisitions? Is it getting tougher or easier? What type of product is in your core?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes. Manufactured housing, as we -- I think we said in the press release, the production levels were down -- 5% -- 10% in September and October, and it looks like that's almost entirely because of the FEMA orders that were placed last fall. The core as -- and I think that's what you're getting to, Kathryn -- the core demand, it's hard to tell whether it's up or down 100 or 200 or 300 units. But from everything we're seeing and hearing, the core demand is, in the last couple of months, has been relatively stable with last year's demand.

And actually last year was pretty good. I think in October, if I remember right, October and November of last year, even excluding the FEMA units, we were seeing nice increases in production in the industry. So, we're keeping pace with that.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Kathryn Thompson - Thompson Research Group - Analyst

Okay, great. And (multiple speakers) --

Fred Zinn - Drew Industries Incorporated - President and CEO

(multiple speakers) Oh, acquisitions. Right. Acquisitions. There are still opportunities out there and each one is unique. It's hard to make any generalizations, but if I had to, just looking at it logically, I'd say sellers are a little more demanding in terms of price. We'll be very, I wouldn't say rigid, but we have our targets in terms of returns.

But sellers are seeing a recovery and they're starting to say, okay, well, I want to be paid on next year or whatever they might say. We have to negotiate as best we can. So, we make sure we get our returns. The opportunities are still there, and I look forward to more acquisitions over the coming quarters and years. But it might be a little tougher to get a fire sale, but we'll still negotiate good deals.

Kathryn Thompson - Thompson Research Group - Analyst

Okay, great. Thanks and good luck.

Operator

Matthew Dodson, Edmunds White Partners.

Matthew Dodson - Edmunds White Partners - Analyst

Can you just talk a little bit about -- you talked about orders were extremely strong, and obviously, your customers -- we can see that. Some of the people that are negative have said that there's a -- they believe maybe there's a pull forward that they brought products a little earlier to market, et cetera. I guess, do you believe that at all, first of all?

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, Jason probably has a better answer, but I'll tell you overall, everything we've been hearing from analysts, from customers, from lenders, is that dealer inventories are in good shape. The inventory turns are appropriate for the levels of retail demand that we've seen and that we've experienced. So I think there's a general -- there's a satisfaction with inventory levels and optimism about the future.

Jason, have you heard anything different?

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

Not really. But I'd just add that retail seems to be still pretty good right now. So that's really one of the main drivers of whether we feel confident in tomorrow's buyer or not is what are the retail buyers doing today? And they seem to be there out there buying product or the dealers wouldn't be reloading like they are right now, so.

Matthew Dodson - Edmunds White Partners - Analyst

And then, second of all, can you just talk a little bit about -- you alluded to the production increase that you're going through just because of the kind of the abnormal seasonality. And can you help us understand kind of where you hope to get to this quarter, relative to where you were last quarter from a production standpoint? I mean, how much it will kind of increase sequentially?

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, this is a seasonal time for our business. So, October was very strong. Stronger than most October seasons. Probably part of that is because -- or a good part of that is because the RV industry has remained strong. But part of it is that we've gained share in new products, and we've increased our content for each RV that is produced. So, part of it is the industry, part of it is us.

But seasonally, it's going to slow. December is not going to be as strong as November. November is not going to be as strong as October was. There are fewer days -- holidays and such. So sequentially, production will be down. And that will give us the chance to hopefully accelerate some of the process changes that Jason and his team have put in, so we can have better efficiencies when we come out in the spring and earlier.

Operator

Barry Vogel, Barry Vogel & Associates.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, the print on your press release needed a magnifying glass.

Fred Zinn - Drew Industries Incorporated - President and CEO

We did that on purpose. We didn't want you to see. (laughter)

Barry Vogel - Barry Vogel & Associates - Analyst

That's what it looked like to me. So I wanted to ask you, looking at the towables content for the year that you got -- you know, for the year, what's your best guess now for 2012 about what the content is going to come out to in towables?

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, it won't change much from the nine months. You know, it's a rolling 12 month number. So every time we report -- so it hopefully will be up a little bit but there's some seasonality even in our content. So it's hard to tell. For the 12 months ended September, it was $2,685 per towable RV and fifth wheel, and we would expect about the same. Yes, correct.

Barry Vogel - Barry Vogel & Associates - Analyst

And what about motorhomes content?

Fred Zinn - Drew Industries Incorporated - President and CEO

Motorhomes is another question. Motorhome content peaked or spiked, rather, over the past couple of quarters, going from $700 a unit a few quarters ago to over $1000 now. So it's a little hard to peg where that's going to be by the end of the year. We're seeing a lot of good strength, both in number of motorhomes, as Jason pointed out, that are being sold and produced, and in terms of our content. So we're gaining ground there. Hopefully, we'll see some growth.

Barry Vogel - Barry Vogel & Associates - Analyst

Of course, if you look the motorhomes statistics relative to the peak in 2004, it's still way, way, way, way below. It's almost like they haven't even had a recovery.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, well, from what Jason is saying and from what I've heard elsewhere, at least the first signs of -- what do they call it? The green shoots? The growth is at least expressing itself. We'll see if it's a continuing trend. But it does, at least for the past few months -- a quarter or so, it does seem as if the strength is starting there.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, and then as far as content for manufactured housing, what's your best guess per unit?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, it should stay fairly stable. I don't know whether it will be up $20 or down $10 or (multiple speakers) something like that?

Barry Vogel - Barry Vogel & Associates - Analyst

Where is that price? Where is that content?

Fred Zinn - Drew Industries Incorporated - President and CEO

It was [mid-14] (multiple speakers) --

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

About $1,460 right now. So $1,450 to $1,470 is the reasonable range at this point.

Barry Vogel - Barry Vogel & Associates - Analyst

That's all, $1,470?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes.

Barry Vogel - Barry Vogel & Associates - Analyst

And that's per housing unit?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, yes.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel & Associates - Analyst

Okay. And Joe, can you give us the D&A for this year? You talked about next year but you didn't give us the D&A for this year.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes, the depreciation and amortization for 2012 expected to be in the $25 million to $26 million range.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay, and the effective tax rate for the fourth quarter and the year?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Well, for the year, I'm expecting around 37%.

Barry Vogel - Barry Vogel & Associates - Analyst

And what about the fourth quarter?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Our effective rate for the quarter should be somewhere in the 38% to 38.5% rate -- yes, 38%, 38.5%

Fred Zinn - Drew Industries Incorporated - President and CEO

It was lower in the third quarter but it will balance out to about 37%. Correct.

Barry Vogel - Barry Vogel & Associates - Analyst

You know, it's obvious that you've been digesting all these acquisitions and you haven't made too many acquisitions this year. And I understand that you want to digest what you did, which was phenomenal. But going forward, besides growth through acquisitions and growth through investing in new products, et cetera, where do you stand on a potential dividend?

Fred Zinn - Drew Industries Incorporated - President and CEO

It's a good question. It's on everybody's mind. We're in a very similar position as we were at the end of 2010. We've got some excess cash. We're not using our lines of credit. Congress is trying to figure out what the heck to do with dividend and capital gains rates, and that's just where we were at the end of 2010. So every Board meeting for the past several quarters, the Board has considered it and we'll continue to consider it.

Barry Vogel - Barry Vogel & Associates - Analyst

Well, why wouldn't you start off with a small dividend? It's obvious that with this artificially low interest rate environment, engineered by Bernanke, people want income. They're dying for income. That's why you have this tremendous movement into corporate bonds. Every month, $5 billion or $6 billion or $7 billion of mutual funds that traffic in bonds come in and money for equity -- the equity mutual funds go out, for equity mutual funds in the United States. So it's totally clear that investors want income, so why not give a small -- start a small dividend? What's your risk?

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, there are some arguments for a dividend, either a special or a continuing dividend; and there are some arguments against caution. And we are, I would say, cautious by our nature, and we prefer to grow by acquisitions and internal growth. And the best time to do that is when everyone else is suffering. So you want to make sure you have a strong balance sheet and the ability to take advantage of opportunities when the world is suffering. And (multiple speakers) --

Barry Vogel - Barry Vogel & Associates - Analyst

But your industry is not suffering right now.

Fred Zinn - Drew Industries Incorporated - President and CEO

No, our industry is not suffering right now. But on a long-term basis, we would expect that we want to be ready rather to take advantage of another downturn.

Barry Vogel - Barry Vogel & Associates - Analyst

You're being overly cautious, Fred. Overly cautious.

Fred Zinn - Drew Industries Incorporated - President and CEO

Some would say that.

Barry Vogel - Barry Vogel & Associates - Analyst

No, you can do both. You can pay a small dividend. You can make it happen.

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, you know, I don't -- I really don't mean to marginalize your comment, Barry.

Barry Vogel - Barry Vogel & Associates - Analyst

Okay.

Fred Zinn - Drew Industries Incorporated - President and CEO

It's a very -- it is a very important comment. And I can tell you that it is on the agenda -- has been on the agenda of our Board, and they are considering very seriously what to do with the cash. So I'm not saying we won't do it; I'm just saying there are arguments on both sides.

Barry Vogel - Barry Vogel & Associates - Analyst

Whatever happened to the extrusion investment that you talked about last year? Whatever happened to that?

Fred Zinn - Drew Industries Incorporated - President and CEO

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

It's still going on. We're making improvements. We're adding to a certain capacity for certain parts of it that we feel we need. And we expect to see further improvements over the next few quarters.

Barry Vogel - Barry Vogel & Associates - Analyst

How much have you invested so far in that extrusion project?

Fred Zinn - Drew Industries Incorporated - President and CEO

Do you know that answer, Joe? It's about $17 million?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes, somewhere I was going to say $15 million to $17 million.

Fred Zinn - Drew Industries Incorporated - President and CEO

You know, it's really -- it's for two reasons. One, it gives us much better control, because we're using -- right now, we're using almost all of the output for our own needs. Some small amounts going to customers. So it gives us much better control over the inventories and the deliveries of the aluminum. And eventually, we'll see the results of that on the bottom line as well.

Barry Vogel - Barry Vogel & Associates - Analyst

Now, can you say that when the year is over, you will have a profit from the extrusion investment this year?

Fred Zinn - Drew Industries Incorporated - President and CEO

I don't think we will this year, no. No.

Barry Vogel - Barry Vogel & Associates - Analyst

Is it losing less money than last year?

Fred Zinn - Drew Industries Incorporated - President and CEO

Last year was really a partial year

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

(multiple speakers) It was just a startup. It was -- it wasn't around much of last year.

Barry Vogel - Barry Vogel & Associates - Analyst

Can you tell us roughly what you lost this year?

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

We don't have that for disclosure right now.

Barry Vogel - Barry Vogel & Associates - Analyst

All right. Keep up the good work. You're doing a great job.

Fred Zinn - Drew Industries Incorporated - President and CEO

Thank you, Barry. I appreciate it.

Operator

Barry Kaplan, Maple Tree Capital.

Barry Kaplan - Maple Tree Capital Management - Analyst

I just wanted to clarify that your comment about the fourth quarter incremental margins of 10%. First of all, that was EBITDA margins, did you say?

Fred Zinn - Drew Industries Incorporated - President and CEO

I said EBIT. The same would hold for EBITDA, I believe. But in terms of the last quarter, I think, or in the -- excuse me, the third quarter, our year-over-year incremental margin was just about 10% -- just under 10%. And we expect it to be higher than that in the fourth quarter -- year-over-year.

Barry Kaplan - Maple Tree Capital Management - Analyst

That was kind of my other question. What exactly do you mean year-over-year? Because seasonally, third-quarter to fourth-quarter typically (multiple speakers) --

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, you can't -- sales will decrease --

Barry Kaplan - Maple Tree Capital Management - Analyst

Sales will be down, right, so.

Fred Zinn - Drew Industries Incorporated - President and CEO

Right. So we're just looking -- we have to look year-over-year there. (multiple speakers)

Barry Kaplan - Maple Tree Capital Management - Analyst

So incremental revenue year-over-year would be (multiple speakers) --?

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Right, exactly. So in the -- I don't remember exactly the numbers, but in the third quarter compared to last year's third quarter, our sales were up by approximately $60 million, and our EBIT was up by something like $5.7 million, if I remember right. So, 9.5% or so. And we would expect north of 10% on a similar calculation for the fourth quarter. And I would say meaningfully north of 10%. You never know what's going to happen, what opportunity or what cost will arise. But as we look at it now, I would say we would expect meaningfully better.

Barry Kaplan - Maple Tree Capital Management - Analyst

And would you expect that from there as you continue to be incrementally higher than that?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes.

Barry Kaplan - Maple Tree Capital Management - Analyst

So it's not (multiple speakers)

Fred Zinn - Drew Industries Incorporated - President and CEO

(multiple speakers) You know, I'm -- let me take that back a little bit, because we'll have the seasonal fluctuation, so. I mean, not to -- the difference in the seasonal flow of sales in the RV and manufactured housing over the past few years, the seasonality has changed, is what I'm trying to say. So that could affect the year-over-year incremental margins. But putting that aside, so if you look at it over slightly longer time frame, I would expect certainly incremental margins to improve from there.

Barry Kaplan - Maple Tree Capital Management - Analyst

(inaudible -- microphone inaccessible)?

Fred Zinn - Drew Industries Incorporated - President and CEO

EBITDA margin was 8%? Yes. But if you were talking about EBIT margins, EBITDA, I don't remember exactly what it is, but it's a little bit.

Barry Kaplan - Maple Tree Capital Management - Analyst

(inaudible -- microphone inaccessible)?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, right.

Barry Kaplan - Maple Tree Capital Management - Analyst

The other question I had really was, do you have any thoughts about in terms of what you're seeing in terms of the availability of financing both in the retail level and (technical difficulty)? Is that part of what's driving -- the improved availability part of what's helping demand?

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, I don't think so really in the last few quarters. I'm not on the leading edge there. Don't forget, our customers are not dealers. But from what we're hearing, it's from analyst dealer surveys and other analyst reports, I think financing is a lot better than it was a couple of years ago, and basically stable with where it is -- has been over the past quarter or two.

Jason, have you heard anything different?

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

No, I'd say that some improved marginally over the last year, for sure. And then definitely over the last couple of years. But (multiple speakers) you're only positives right now.

Fred Zinn - Drew Industries Incorporated - President and CEO

(multiple speakers) I don't think that's what drove -- Barry, I don't think that's what drove higher demand in the third quarter and in October. You know, relative to earlier this year, I think that retail demand is up. People are getting a little more confident. They waited a long time. Maybe some pent-up demand.

And on top of that, there have been those that said the units that were financed four or five, six years ago, have been paid down to a certain -- the loans have been paid down to a certain extent. And used prices apparently are pretty good, so it gives people more -- a better opportunity to trade up.

Barry Kaplan - Maple Tree Capital Management - Analyst

And the only other thing is you don't expect to have any impact meaningful from the hurricane, either on your expenses or essentially revenues?

Fred Zinn - Drew Industries Incorporated - President and CEO

No, it's a good question. I don't think so. Everything I read in -- about the impact of the hurricane on the economy is very confusing. I read something this morning that said it's expected that the impact of the hurricane will reduce growth economic GDP growth by 1%. At the same time, in another article I read this morning, that it's expected to help GDP because of all the housing and repair and infrastructure work that needs to be done.

So, it's very hard from a broad level. From a kind of micro level, our own business, FEMA -- maybe they'll order some more units. It won't be a meaningful impact on us. And who knows whether it will help or hurt in RVs.

Jason, do you hear anything else beyond that?

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

No, I -- and we typically do, because if there's something that's going to be done, it's usually right away, and we get a phone call from one of our customers saying we service everybody. So.

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, in terms of FEMA, particularly, yes.

Jason Lippert - Lippert Components and Kinro - President, CEO and Chairman

Yes. In terms of FEMA.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Barry Kaplan - Maple Tree Capital Management - Analyst

And there won't be any particularly costs from the impact from that (multiple speakers) --?

Fred Zinn - Drew Industries Incorporated - President and CEO

No, none of our facilities were damaged.

Barry Kaplan - Maple Tree Capital Management - Analyst

(multiple speakers) -- that you have in White Plains. (laughter)

Fred Zinn - Drew Industries Incorporated - President and CEO

No, we didn't have any damage here in White Plains. Damage to my home -- a tree came down on my deck, but other than that.

Barry Kaplan - Maple Tree Capital Management - Analyst

I'm still sleeping in my ski-wear, you know?

Fred Zinn - Drew Industries Incorporated - President and CEO

Oh, gee, pain in the neck.

Barry Kaplan - Maple Tree Capital Management - Analyst

Okay, thanks a lot. I appreciate it.

Fred Zinn - Drew Industries Incorporated - President and CEO

Thank you. All right.

Operator

Daniel Moore, CJS Securities.

Daniel Moore - CJS Securities - Analyst

Actually all of my follow-ups have been covered. Thanks very much.

Fred Zinn - Drew Industries Incorporated - President and CEO

Great. Thanks, Dan.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Operator

Mark Fife, EnTrust Capital.

Mark Fife - EnTrust Capital Inc. - Analyst

I just wanted to see if you could reconcile something for me. Your sales have been outstanding. Your customer sales have been outstanding. And yet you said in the press release that retail demand from the dealers' retail sales were up 5%. You said on the call that inventories at the dealers are in good shape. How does that math work when --?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes. It's a good question. I think the -- I'm sorry to cut you off there.

Mark Fife - EnTrust Capital Inc. - Analyst

(multiple speakers) Okay. No, that was it. Thank you.

Fred Zinn - Drew Industries Incorporated - President and CEO

(multiple speakers) Okay. I think the level of inventories -- measuring the level of inventories by historical retail demand doesn't make sense. Just like we build our inventories today as a manufacturing company to meet demand tomorrow. So, if retail demand tomorrow is expected to be higher, then dealers need to carry more inventory. And from what we've been hearing, from the dealer surveys and from lenders, inventory turns and inventories at dealer levels remain fairly good. Appropriate, let's say.

Mark Fife - EnTrust Capital Inc. - Analyst

(multiple speakers) So, what you're saying is --

Fred Zinn - Drew Industries Incorporated - President and CEO

The other (multiple speakers) --

Mark Fife - EnTrust Capital Inc. - Analyst

I'm sorry, dealer inventories are higher than they might have been in the past, but they expect increased sales in the future to make that make sense.

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes, that's part of it. And Joe and I are both kind of jumping to answer the question. There's another part of the equation -- and Joe, you correct me if I'm wrong here -- but you don't know today, because the industry does not have good statistics on the absolute level of dealer inventories. Were dealer inventories a year ago 12,000 units too low? I don't know. Are they 6000 units too high today? I don't know. But the best information we have, and it's pretty good, is to listen to those dealer surveys and lenders. And they're telling us that dealer inventories are appropriate, even though they're up from last year.

Mark Fife - EnTrust Capital Inc. - Analyst

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Okay, thank you.

Operator

(Operator Instructions) Ethan Steinberg,

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, I know you're with Friess, so --.

Ethan Steinberg - Friess Associates - Analyst

(laughter) Thanks for taking the question. I've got a few, I think. I guess I'm still a little confused on how much cost pressure from the efficiency efforts were in the quarter. Can you give us just a sense of how much that dragged on you in dollars? You mentioned there was -- just one of them was 800,000; but what were they if you had try to add them all up?

Fred Zinn - Drew Industries Incorporated - President and CEO

It's about the same as it was last quarter. Joe will pick up the numbers, but the composition is a little different. So last quarter, it was almost all lower production efficiencies because we we're working so much overtime. And this quarter, some of that and more moving costs to rearrange facilities, and to consolidate operations that are in numerous facilities, and implementing lean manufacturing initiatives and the like. But the total's about the same as it was last quarter.

Ethan Steinberg - Friess Associates - Analyst

And how much was it last quarter?

Fred Zinn - Drew Industries Incorporated - President and CEO

Was it $0.13 a share?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Yes, we talked about $0.13 last quarter.

Fred Zinn - Drew Industries Incorporated - President and CEO

The reason I don't want to focus on $0.13 a share is because really what we're telling you there is that, if everything went very, very well compared to how it went, well from all perspectives, and we didn't have any of these costs to implement changes, we could have been, let's say, $0.13 better, give or take, this quarter.

But things never go perfectly well. There's always going to be an area of our business where we have to increase capacity; tackling a new facility -- whatever it might be, there always is something. So that's a measure that I don't think you should hold us -- you shouldn't expect that we're going to achieve perfection.

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

Correct. I mean (multiple speakers)

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Ethan Steinberg - Friess Associates - Analyst

(multiple speakers) Okay, but I guess I'm thinking about it if it was a similar dollar drag, but the incremental margin went from 0% or 1% to 10%, it was -- can you talk about what were those offsetting benefits? Because on a net basis, you still did a lot better on that incremental margin.

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes. Yes, that's true, but don't forget the incremental margin depends partly on how we did last year as well. So, in last year's third quarter, we had some inefficiencies as well. So it's a blend of all of that. Some of the benefits in terms of our improvements, Joe has talked about, whether it's the significant reduction in scrap costs, overtime costs that are way down, we're not talking about small dollars there. We're talking about on the order of millions of dollars for those types of improvements -- the overtime rate is way down. October even better. But some of it has to do with what happened last year too.

Ethan Steinberg - Friess Associates - Analyst

Okay. And then the incremental you said would be above 10% in the following quarter. I assume -- can you give us any sense what the run rate of those expenses? Are they much lower today or coming out of the third quarter than they were for the average of the third quarter?

Fred Zinn - Drew Industries Incorporated - President and CEO

They're probably a little bit better but sales were very high in October and running high now. So, again there are significant costs or at least a good part of the extra costs are fixing costs. The actual moving of production and such.

Ethan Steinberg - Friess Associates - Analyst

Okay. And Fred, I think you said eventually return to mid to high-teens margins. Were you talking about total EBIT margins or incremental margins?

Fred Zinn - Drew Industries Incorporated - President and CEO

No, our peak EBIT margin, if you look back over the years for, on a year basis, was just a tad short of 10. It was 9.9 something. So we've never in terms of EBIT margins achieved above that. What I was talking about in terms of mid to high-teens or a little better I said is incremental margins.

Ethan Steinberg - Friess Associates - Analyst

(multiple speakers) Okay that's what I thought you meant. And then, can you remind me, I forgot -- the growth year-to-date has been consistently over 30 each quarter. It actually accelerated a little bit year-over-year in this last quarter. Is there something -- was there a weird acquisition contribution that's helped that we're lapping or anything?

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes. So, in the press release I believe we said that in October, for instance, sales were up, I think we said about 35%. And that acquisitions did not contribute because we lapped the significant acquisitions in August. Correct.

Ethan Steinberg - Friess Associates - Analyst

And so the month of October sales organically were up 35%.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President and CEO

Yes.

Ethan Steinberg - Friess Associates - Analyst

And they were up about 35% for the Q3 but how much did the acquisition compare (multiple speakers) --?

Fred Zinn - Drew Industries Incorporated - President and CEO

(multiple speakers) What was it, Joe?

Joe Giordano - Drew Industries Incorporated - CFO and Treasurer

It was 27% without the impact of acquisitions.

Ethan Steinberg - Friess Associates - Analyst

And so it is accelerating. That's just that year-over-year or seasonally adjusted demand being -- feeling particularly strong?

Fred Zinn - Drew Industries Incorporated - President and CEO

Probably. And I think that we're continuing to gain market share, both in our core markets and the fringes of our core markets in motorhomes and in the adjacent industries that we've talked about over the past few quarters.

Ethan Steinberg - Friess Associates - Analyst

Yes, okay. That's great. Thanks, guys. Congratulations.

Fred Zinn - Drew Industries Incorporated - President and CEO

Thank you.

Operator

And we have no further questions at this time. I would now like to turn the call back over to the speakers for any closing remarks.

Fred Zinn - Drew Industries Incorporated - President and CEO

Well, no closing remarks, but I do want to thank you all for your attention and your interest in Drew, and for participating today. You had some good questions and you always keep us on our toes. And I look forward to speaking with you on our next conference call when we report the fourth quarter and full-year 2012 results. Thanks again.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you so much for your participation. You may now disconnect. Have a great day.

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NOVEMBER 01, 2012 / 05:00PM GMT, DW - Q3 2012 Drew Industries Incorporated Earnings Conference Call

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